Exhibit 10.1

Execution Version

Confidential

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of August 6, 2023, is entered into by and among Veritiv Corporation, a Delaware corporation (the “Company”), Verde Purchaser, LLC, a Delaware limited liability company (“Parent”) and the undersigned stockholders, severally and not jointly (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Verde Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record holder and/or “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the date hereof (the “Owned Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders and Parent hereby agree as follows:

1.              Agreement to Vote the Covered Shares; Proxy.

1.1            Agreement to Vote and Support. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the stockholders of the Company (the “Company Stockholders”), including any postponement, recess or adjournment thereof, or in any other circumstances in which the Company Stockholders act (including by written consent), the Stockholders agree to, and if applicable, to cause their controlled Affiliates to, unconditionally and irrevocably affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) (and not to withdraw any such vote or consent with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholders or their respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, (ii) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not decrease the Merger Consideration, extend the End Date or result in the Merger Agreement being less favorable to the Company Stockholders than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any such adverse amendment), (iii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.2 of the Merger Agreement, and (iv) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting (or by written consent) necessary or desirable for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement, (iii) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b), collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, each Stockholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not withdraw), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered for acceptance in such tender offer.

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1.2            Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact the officers of Parent, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that each Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

2.              Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms; (ii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholders pursuant to the Merger Agreement as in effect on the date hereof; (iii) the Effective Time; or (iv) May 6, 2024 (such date of the earliest to occur of any event set forth in any of the foregoing clauses (i), (ii), (iii) or (iv), the “Termination Date”); provided that the provisions set forth in Sections 9 through 22 shall survive the termination of this Agreement; and provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred at or before such termination. For the purpose hereof, “Willful Breach” means any material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement that is a consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of such representation, warranty, covenant or agreement set forth in this Agreement.

3.              Certain Covenants of the Stockholders.

3.1            Transfers. Beginning on the date hereof until the Termination Date, the Stockholders hereby covenant and agree that, except (x) for the Transfer of the Covered Shares to their Affiliates (provided such transferee executes a voting agreement on the same terms as the terms of this Agreement) or (y) as expressly contemplated pursuant to this Agreement or the Merger Agreement, the Stockholders shall not, and shall direct their Affiliates and their Representatives not to, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) Transfer or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares, (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) commit or agree to take any of the foregoing actions; provided that, after such time as the Company Stockholder Approval has been obtained, notwithstanding anything to the contrary herein, the Stockholders shall be permitted to Transfer Covered Shares with no requirement for the transferee to sign a voting or support agreement and after which any such Transferred shares shall cease to be Covered Shares. Any Transfer in violation of this Section 3.1 shall be void ab initio. For the purpose hereof, “Transfer” means (i) any direct or indirect sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other Contract, arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or beneficial ownership or voting power therein (including by operation of law) (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) above.

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3.2            Documentation and Information. Except as required by Applicable Law, the Stockholders shall not, and shall direct their Representatives not to, other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent and the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Stockholders consent to and hereby authorize Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Subsidiary reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholders’ identities and respective ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholders’ commitments and obligations under this Agreement, and the Stockholders acknowledge that Parent and Merger Subsidiary or the Company, as applicable, may, in Parent’s or the Company’s, as applicable, sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority; provided that Parent and Merger Subsidiary shall not publish or disclose the Stockholders’ identities in a press release without the Stockholders’ prior approval. Each party hereto agrees to use its reasonable best efforts to promptly (a) give the other parties any information such party or parties, as applicable, may reasonably require for the preparation of any such disclosure documents, and (b) notify the other parties of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent shall use its reasonable best efforts to provide the Stockholders with advance notice and an opportunity to review any such publication made by Parent or Merger Subsidiary to the extent such publication discloses information with respect to the Stockholders which has not been previously disclosed, and will consider in good faith any reasonable comments thereon made by the Stockholders.

3.3            No Solicitation. The Stockholders shall, and shall cause their respective directors, officers and employees not to, shall direct their Representatives not to, and shall not authorize or permit any of their Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly take any action to facilitate or encourage any inquiries or the making or submission of any proposal or offer that constitutes, or would reasonable be expected to lead to, any Acquisition Proposal, (ii) enter into or participate in any discussions, communications or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party relating to or in furtherance of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (iii) (x) approve, endorse or recommend any proposal, or (y) enter into any agreement in principle, merger agreement, acquisition agreement, option agreement, letter of intent (binding or non-binding) or other similar Contract, in each case of clause (x) or (y), relating to any Acquisition Proposal or any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or (iv) resolve or agree to do any of the foregoing. Notwithstanding the foregoing, the Stockholders may participate in discussions and negotiations with any Third Party with whom the Company’s Board of Directors is engaging in negotiations or discussions pursuant to and in compliance with Section 6.3 of the Merger Agreement, solely for the purpose of entering into a voting agreement with such Third Party on substantially similar terms to the terms hereof. On the date hereof, the Stockholders shall, and shall cause their respective directors, officers and employees to, and will instruct their other Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representations conducted prior to the date hereof that would be prohibited by the other provisions of this Section 3.3.

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3.4            Proxy Statement; Schedules 13G and 13D. Each Stockholder will use its reasonable best efforts to furnish all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement, and will otherwise reasonably assist and cooperate with Parent and the Company in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments thereto received from the SEC. If applicable and to the extent required under Applicable Law, each Stockholder shall promptly and in accordance with Applicable Law amend its Schedule 13G or Schedule 13D filed with the SEC to disclose this Agreement and shall use its reasonable best efforts to provide Parent with advance notice of all such amendments and an opportunity to review all such amendments and will consider in good faith any reasonable comments thereon made by Parent.

4.              Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as follows:

4.1            Due Authority. Each Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Stockholders have all requisite corporate or other similar power and authority and have taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholders is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholders of this Agreement. This Agreement has been duly executed and delivered by the Stockholders and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholders enforceable against the Stockholders in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

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4.2            No Conflict. The execution and delivery of, compliance with and performance by the Stockholders of this Agreement does not and will not (i) conflict with or result in any violation or breach of any provision of the respective certificate of formation or operating agreement or similar organizational documents of the Stockholders, (ii) conflict with or result in a violation or breach of any Applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholders are entitled, under any Contract binding upon the Stockholders, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholders, except in the case of the foregoing clauses (ii), (iii) and (iv), any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholders of their obligations under this Agreement.

4.3            Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholders in connection with the execution and delivery of this Agreement or the consummation by the Stockholders of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the 1934 Act, the 1933 Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any Required Regulatory Approvals, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by the Stockholders of its obligations under this Agreement.

4.4            Ownership of the Owned Shares. The Stockholders are, as of the date hereof, the record and beneficial owners of the Owned Shares, all of which are free and clear of any Liens, other than those created by this Agreement or arising under applicable securities laws. The Stockholders do not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire, or that are exercisable for, or convertible or exchangeable into, shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholders have the sole right to vote the Owned Shares, and none of the Owned Shares are subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Stockholders have not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholders.

4.5            Absence of Litigation. As of the date hereof, there is no Proceeding pending or threatened in writing against, or, to the knowledge of the Stockholders, threatened orally against the Stockholders that would reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholders of their obligations under this Agreement.

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5.              Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

5.1            Due Authority. Parent is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite organizational power and authority and has taken all organizational action necessary (including approval by the board of directors or applicable organizational bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other organizational action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

5.2            No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws or similar organizational documents of Parent or similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any Applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

6.              Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time.

7.              Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholders hereby irrevocably and unconditionally waive, to the fullest extent of the law, and agree to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

8.              Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.              Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission) and shall be given:

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if to the Stockholders to:

c/o The Baupost Group, L.L.C.

10 St. James Avenue

Boston, MA 02116

Attn:	Frederick H. Fogel
E-mail:	legal@baupost.com

with a copy (which will not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

Attention:	Christopher Comeau
E-mail:	Christopher.Comeau@ropesgray.com

if to Parent to:

c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor

New York, NY 10152

Attention:	Nathan K. Sleeper

Robert C. Volpe

Ian A. Rorick

Kirsten Colwell

E-mail:	nsleeper@cdr-inc.com

rvolpe@cdr-inc.com

irorick@cdr-inc.com

kcolwell@cdr-inc.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654

Attention:	Richard J. Campbell, P.C.

Kevin W. Mausert, P.C.

John Mason Wilkes

E-mail:	rcampbell@kirkland.com

kmausert@kirkland.com

john.wilkes@kirkland.com

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and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	David Klein, P.C.

Rachael G. Coffey, P.C.

E-mail:	dklein@kirkland.com

rachael.coffey@kirkland.com

if to the Company to:

Veritiv Corporation

1000 Abernathy Road NE, Bldg. 400

Ste. 1700, Atlanta, GA 30328

Attention:	Susan Salyer

E-mail:	susan.salyer@veritivcorp.com

with a copy (which will not constitute notice) to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attn:	W. Scott Ortwein

Justin R. Howard

E-mail:	scott.ortwein@alston.com

justin.howard@alston.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the location of receipt (except, in the case of e-mail transmission, if the sender receives an out-of-office or similar automatically generated response). Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

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10.            Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute or Applicable Law shall be deemed to refer to such statute or Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law and rules and regulations promulgated under such statute or law. The word “shall” shall be construed to have the same meaning and effect of the word “will.” The phrase “to the extent” shall mean the degree to which, and such phrase shall not mean simply “if.” Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified.

11.            Expenses. All fees, costs and expenses incurred by any Stockholder in connection with this Agreement and the transactions contemplated hereby shall be paid by such Stockholder.

12.            Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

13.            No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14.            Governing Law; Jurisdiction; Waiver of Jury Trial.

14.1            This Agreement, and all Proceedings (whether in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of any jurisdictions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14.2            All Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Chancery Court declines jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under Applicable Law or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

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14.3            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.            Assignment; Successors. Other than as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment in violation of this Agreement is void.

16.            Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that any breach of this Agreement would not be adequately compensated by monetary damages, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required, in addition to any other remedy to which they are entitled at law or in equity. The obtaining of specific enforcement by any party hereto will be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time. Parent agrees that, prior to commencing a Proceeding for monetary damages from any Stockholder for any breach by such Stockholder of this Agreement, it will pursue a ruling for, and receive a ruling as to, specific performance to enforce such Stockholder’s performance of this Agreement.

17.            Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any party hereto or any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall any party hereto, and each party hereto agrees to use its reasonable best efforts to cause its Non-Recourse Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party not a party to this Agreement.

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18.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19.            Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Subject to Section 22, this Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto and subject to Section 22, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

20.            Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Parent and the Stockholders or, in the case of a waiver, by each party against whom the waiver is to be effective provided, that no amendments or waivers shall be made to or under, as applicable, Section 2 or Section 3.2 hereof without the prior written consent of the Company. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

21.            No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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22.            No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Board of Directors of the Company has approved, for purposes of any applicable Takeover Laws, and any applicable provision of the certification of incorporation or bylaws of the Company (including, for the avoidance of doubt, Article TENTH of the certificate of incorporation of the Company), the Merger Agreement, this Agreement and the Transactions, including the Merger, and following such approval, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

PARENT

Verde Purchaser, LLC

By:
Name:	Robert C. Volpe
Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDERS

Baupost Limited Partnership 1983 A-1
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Limited Partnership 1983 b-1
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Limited Partnership 1983 c-1
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

PB Institutional Limited Partnership
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

YB Institutional Limited Partnership
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

[Signature Page to Voting Agreement]

Baupost Value Partners, L.P.-I
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Value Partners, L.P.-Ii
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Value Partners, L.P.-Iii
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Value Partners, L.P.-Iv
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

COMPANY

VERITIV CORPORATION

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares
Baupost Limited Partnership 1983 A-1	352,750
Baupost Limited Partnership 1983 B-1	144,035
Baupost Limited Partnership 1983 C-1	831,781
PB Institutional Limited Partnership	128,782
YB Institutional Limited Partnership	89,438
Baupost Value Partners, L.P.-I	217,063
Baupost Value Partners, L.P.-II	267,965
Baupost Value Partners, L.P.-III	108,831
Baupost Value Partners, L.P.-IV	1,183,679